UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2024 (May 15, 2024)

The India Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-08266	13-3749070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Market Street, Suite 200 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (800)-522-5465

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of Beneficial Interest	IFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On May 15, 2024, the Fund issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein, announcing the results of the Fund’s transferable rights offering to holders of the Fund’s common stock of beneficial interest (“Common Stock”), which entitled the holders of those Rights to subscribe for up to an aggregate amount of 10,352,100 shares of Common Stock. The Rights exercised in the offering will result in the issuance of 6,442,659 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	The India Fund, Inc. Press Release, dated May 15, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The India Fund, Inc.

Date: May 16, 2024	By:	/s/ Lucia Sitar
	Name:	Lucia Sitar
	Title:	Vice President and Chief Legal Officer